Exhibit 1


                           JOINT FILING AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the shares of the common stock, par value $.01 per share, of Packaging Dynamics Corporation, a Delaware corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

         The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party. The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

         This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                         [Signature page follows.]




         IN WITNESS WHEREOF, the undersigned have caused this agreement to be signed by their respective officers thereunto duly authorized as of the date set forth opposite their name.

Dated: July 10, 2002


                                             DCBS INVESTORS, L.L.C.


                                             By:  /s/ G. Douglas Patterson
                                                  ----------------------------
                                                  Name:  G. Douglas Patterson
                                                  Title: Managing Member


                                             CB INVESTORS, L.L.C.

                                             By:  DCBS INVESTORS, L.L.C.


                                             By:  /s/ G. Douglas Patterson
                                                  ---------------------------
                                                  Name:  G. Douglas Patterson
                                                  Title: Managing Member of
                                                         DCBS Investors, L.L.C.